UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________________
Date of Report (Date of earliest event reported): April 4, 2014 (April 2, 2014)

SL GREEN REALTY CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-13199	13-3956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

SL GREEN OPERATING PARTNERSHIP, L.P.
(Exact name of registrant as specified in its charter)

Delaware	33-167793-02	13-3960398
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 Lexington Avenue
New York, New York 10170
(Address of principal executive offices, including zip code)

Registrants’ telephone number, including area code:  (212) 594-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On April 2, 2014, SL Green Realty Corp. (the “Company”), as the general partner of SL Green Operating Partnership, L.P. (the “Operating Partnership”), entered into a thirteenth amendment (the “Thirteenth Amendment”) to the Operating Partnership’s First Amended and Restated Agreement of Limited Partnership, dated August 20, 1997 (as amended through the date hereof, the “Partnership Agreement”), to permit the issuance of 4,000 Series J Preferred Units (the “Preferred Units”) of limited partnership interest with a liquidation preference of $1,000.00 per unit (the “Liquidation Preference”) as consideration for the assignment of a sale, purchase and escrow agreement for the acquisition of ownership interests in a certain commercial real estate property.

The Preferred Units were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The Preferred Units provide for a cumulative quarterly cash dividend of 0.9375% of their Liquidation Preference.

The foregoing description of the Thirteenth Amendment is qualified in its entirety by reference to the Thirteenth Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02                                           Unregistered Sale of Equity Securities.

The information set forth above under Item 1.01 is incorporated by reference herein with respect the issuance by the Operating Partnership of 4,000 Preferred Units.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

10.1	Thirteenth Amendment, dated April 2, 2014, to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/s/ James Mead
James Mead
Chief Financial Officer

SL GREEN OPERATING PARTNERSHIP, L.P.

By: SL GREEN REALTY CORP., its general partner

/s/ James Mead
James Mead
Chief Financial Officer

Date: April 4, 2014